Exhibit 99.2

Environmental Impact Acquisition Corp. Announces Closing
of Upsized Initial Public Offering

NEW YORK, Jan. 19, 2021 (GLOBE NEWSWIRE) -- Environmental Impact Acquisition Corp. (the “Company”), a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its upsized initial public offering of 20,700,000 units, including 2,700,000 units issued to the underwriters upon full exercise of their over-allotment option, at a price of $10.00 per unit. The units began trading on The Nasdaq Capital Market (“Nasdaq”) on January 14, 2021 under the ticker symbol “ENVIU”.

Each unit issued in the offering consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units commence separate trading, the shares of Class A common stock and redeemable warrants are expected to be respectively listed on Nasdaq under the symbols “ENVI” and “ENVIW”. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Company intends to use the net proceeds from this offering to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. HB Strategies LLC, the Company’s anchor investor and an affiliate of Hudson Bay Capital Management LP, purchased an aggregate of 2,000,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $2,000,000 in a private placement that will close simultaneously with the closing of this offering. In addition, the Company issued an aggregate of 750,000 insider warrants to its sponsor and independent director nominees at the closing of the offering.

Canaccord Genuity acted as the sole book-running manager in the offering. Roth Capital Partners acted as qualified independent underwriter.

A registration statement relating to the securities became effective on January 13, 2021. The offering was made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, copies may be obtained from Canaccord Genuity LLC, 99 High Street, 12th Floor, Boston, Massachusetts 02110, Attention: Syndicate Department, or by email at prospectus@cgf.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Environmental Impact Acquisition Corp.

Environmental Impact Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue a business combination target in any industry or geographic region, the Company intends to focus on identifying businesses that offer products, services and technologies that, in addition to serving the needs of customers, generate positive impacts for the environment. The Company is sponsored by CG Investments Inc. VI, an affiliate of Canaccord Genuity, which manages several investment vehicles.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's offering filed with the Securities and Exchange Commission (the "SEC"). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investors:

Daniel Coyne Chief Executive Officer ENVI.Inquiries@cgf.com